Exhibit 10.2

SALE AGREEMENT

dated as of [                    ]

between

CHASE AUTO RECEIVABLES LLC

and

CHASE AUTO OWNER TRUST [             ],

EXHIBITS

Exhibit A	Form of Assignment Pursuant to Sale Agreement
Schedule I	Representations and Warranties With Respect to the Receivables
Schedule II	Perfection Representations, Warranties and Covenants
Schedule III	Notice Addresses
Appendix A	Definitions

i

THIS SALE AGREEMENT is made and entered into as of [            ] (as amended from time to time, this “Agreement”) by CHASE AUTO RECEIVABLES LLC, a Delaware limited liability company (the “Depositor”), and CHASE AUTO OWNER TRUST [            ], a Delaware statutory trust (the “Issuer”).

WITNESSETH:

WHEREAS, the Issuer desires to purchase from the Depositor a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or direct loans that are secured by new and used automobiles and light-duty trucks; and

WHEREAS, the Depositor is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to this Agreement, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person’s successors and assigns.

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, the Depositor agrees to transfer, assign, set over, sell and otherwise convey to the Issuer without recourse (subject to the obligations herein) on the Closing Date all of its right, title and interest in, to and under the Transferred Assets described in the assignment in the form of Exhibit A (the “Assignment”) delivered on the Closing Date having a Net Pool Balance as of the Cut-Off Date equal to $[            ], which sale shall be effective as of the Cut-Off Date. The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Originator to the Obligors, the Dealers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Consideration and Payment. In consideration of the transfer of the Transferred Assets conveyed to the Issuer pursuant to Section 2.1 on the Closing Date, the Issuer shall deliver to the Depositor on such date (a) the Notes to or upon the order of the Depositor and (b) the Certificate to or upon the order of the Depositor.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of the Depositor. The Depositor makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as now conducted. The Depositor has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents or the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Depositor of each Transaction Document to which it is a party (i) have been duly authorized by all necessary action on the part of the Depositor and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Depositor’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Depositor of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and

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(iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Depositor is a party constitutes the legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, suits or Proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under this Agreement or any of the other Transaction Documents, or (iv) relate to the Depositor that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Lien Filings. The Depositor is not aware of any material judgment, ERISA or tax lien filings against the Depositor.

SECTION 3.2 Representations and Warranties of the Depositor as to each Receivable. The Depositor hereby makes the representations and warranties set forth on Schedule I as to the Receivables, sold, contributed, transferred, assigned, set over and otherwise conveyed to the Issuer under this Agreement on which such representations and warranties the Issuer relies in acquiring the Receivables. Such representations and warranties shall survive the sale of the Receivables to the Issuer under the Sale Agreement, and the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Depositor shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents.

SECTION 3.3 Repurchase upon Breach. Upon discovery by or notice to the Issuer or the Depositor of a breach of any of the representations and warranties set forth in Section 3.2 with respect to any Receivable at the time such representations and warranties were made (without regard to any knowledge qualifier contained in Schedule I) that materially and adversely affects the interests of the Issuer or the Noteholders in such Receivable, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that delivery of the Servicer’s Certificate shall be deemed to constitute prompt notice by the Depositor and the Issuer of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Depositor hereunder. If the breach materially and

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adversely affects the interests of the Issuer or the Noteholder in such Receivable, then the Depositor shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day (or, if the Depositor elects, an earlier date) after the date that the Depositor became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer (or its assignee) to receive and retain timely payment in full on such Receivable. Any such purchase by the Depositor shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Depositor shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time on such date of repurchase. Upon payment of such Repurchase Price by the Depositor, the Issuer shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Depositor to evidence such release, transfer or assignment or more effectively vest in the Depositor or its designee any Receivable and any related Transferred Assets repurchased pursuant hereto. It is understood and agreed that the obligation of the Depositor to repurchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer.

SECTION 3.4 Protection of Title.

(a) The Depositor shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement in the Receivables (other than any Related Security with respect thereto, to the extent that the interest of the Issuer therein cannot be perfected by the filing of a financing statement). the Depositor shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Depositor will notify the Issuer in writing within thirty (30) days following the occurrence of (i) any change in the Depositor’s organizational structure as a Delaware limited liability company, (ii) any change in the Depositor’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Depositor’s name and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Issuer to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

(c) The Depositor shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including archives that refer to a Receivable shall indicate clearly the interest of the Issuer (or any subsequent assignee of the Issuer) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

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(d) If at any time the Depositor shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Depositor shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer (or any subsequent assignee of the Issuer).

SECTION 3.5 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Depositor shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Depositor shall defend the right, title and interest of the Issuer in, to and under such Receivables or other property transferred to the Issuer against all claims of third parties claiming through or under the Depositor.

SECTION 3.6 Perfection Representations, Warranties and Covenants. The Depositor hereby makes the perfection representations, warranties and covenants set forth on Schedule II hereto to the Issuer and the Issuer shall be deemed to have relied on such representations, warranties and covenants in acquiring the Transferred Assets.

SECTION 3.7 Compliance with the FDIC Rule. The Depositor agrees (i) to perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) to facilitate compliance with Article XII of the Indenture by the Chase Parties.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Transferred Assets shall not be treated as part of the Depositor’s estate in the event of a bankruptcy or insolvency of the Depositor. The sales and transfers by the Depositor of the Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Depositor, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Depositor are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

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(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor of, and the Depositor hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Depositor hereunder;

(iii) The possession by the Issuer or its agent of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile and addressed in each case as specified on Schedule III to this Agreement, or, if so provided on Schedule III to this Agreement, by electronic transmission, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement may be amended by the Depositor without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person upon the satisfaction of one of the following conditions:

(i) the Depositor delivers an Opinion of Counsel or Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Depositor notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment pursuant to this Section 4.6 shall be effective which materially adversely affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such materially adversely affected Person.

(b) This Agreement may also be amended from time to time by the Depositor, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment shall reduce the interest rate or principal amount of any Note or change or delay the Final Scheduled Payment Date of any Note without the consent of each Holder of such Note. It will not be necessary to obtain the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Promptly after the execution of any such amendment, the Depositor shall furnish a copy of such amendment to each Rating Agency and the Indenture Trustee.

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SECTION 4.7 Waivers. No failure or delay on the part of the Issuer, the Servicer, the Depositor, or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Issuer or the Depositor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, the Depositor expressly acknowledges and consents to the sale of the Transferred Assets and the Grant of a security interest in the Receivables and the other Transferred Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Depositor hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement in the event that the Issuer shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or

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other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 4.13 shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

CHASE AUTO RECEIVABLES LLC

By:
Name:
Title:

CHASE AUTO OWNER TRUST [ ],

By:
Name:
Title:

S-1	Sale Agreement

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO SALE AGREEMENT

[            ]

For value received, in accordance with the Sale Agreement dated as of [            ] (the “Agreement”), between Chase Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), and Chase Auto Owner Trust [            ],], a Delaware statutory trust (the “Issuer”), on the terms and subject to the conditions set forth in the Agreement, the Depositor does hereby transfer, assign, set over, sell and otherwise convey to the Issuer on the Closing Date, all of its right, title and interest in, to and under the Receivables set forth on the schedule of Receivables delivered by the Depositor to the Issuer on the date hereof (such schedule, the “Schedule of Receivables”), the Collections on or after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the Originator to the Obligors, the Dealers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement or if not defined in the Agreement, in Appendix A to the Sale Agreement, dated as of [            ], among Chase Auto Owner Trust [ ] and the Depositor.

[Remainder of page intentionally left blank]

A-1	Sale Agreement

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

CHASE AUTO RECEIVABLES LLC

By:
Name:
Title:

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SCHEDULE I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. Each Receivable:

(i)	has been fully and properly executed or electronically authenticated as defined in the UCC by the Obligor thereto;

(ii)	has been originated or acquired directly by the Originator in accordance with its customary practices;

(iii)	as of the Closing Date, to the best of the Depositor’s knowledge, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all actions in accordance with the Bank’s Customary Servicing Practices, have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party, which security interest, in either case, is assignable and has been so assigned (x) by the Depositor to the Issuer and (y) by the Issuer to the Issuer;

(iv)	contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v)	according to the Servicer’s records, provided, at origination, for fully amortizing level periodic payments; provided, that the amount of the first or last payment may be different than the level monthly payment;

(vi)	provides for interest at the Contract Rate specified in the Schedule of Receivables; and

(vii)	was originated in the United States and denominated in Dollars.

(b)	Individual Characteristics. Each Receivable has the following individual characteristics as of the Cut-Off Date:

(i)	To the best of the Depositor’s knowledge, each Receivable is secured by a new or used automobile or light-duty truck;

(ii)	each Receivable has a Contract Rate of no less than [ ]% and not more than [ ]%;

(iii)	each Receivable had an original term to maturity of not more than [ ] months and not less than [ ] months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of not less than [ ] months;

Schedule I-1	Schedule I to the Sale Agreement

(iv)	each Receivable has an Outstanding Principal Balance as of the Cut-Off Date of greater than or equal to $[ ];

(v)	no Receivable has a scheduled maturity date later than [ ];

(vi)	no Receivable was more than 30 days delinquent as of the Cut-Off Date;

(vii)	as of the Cut-Off Date, no Receivable was identified on the Bank’s servicing systems as being the subject of any pending bankruptcy or insolvency Proceeding;

(viii)	no Receivable is subject to a force-placed Insurance Policy on the related Financed Vehicle;

(ix)	each Receivable is a Simple Interest Receivable; and

(x)	each Receivable was selected using selection procedures that were not known or intended by the Depositor to be adverse to the Issuer.

(c)	Schedule of Receivables. The information with respect to a Receivable transferred on the Closing Date set forth in the Schedule of Receivables was correct and accurate in all material respects as of the Cut-Off Date.

(d)	Compliance with Law. The Receivable complied at the time it was originated or made, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Consumer Financial Protection Bureau Regulations B and Z, the Servicemembers Civil Relief Act of 2003, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable.

(e)	Binding Obligation. To the best of the Depositor’s knowledge, the Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable in all respects by the holder thereof in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

(f)	Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the lien granted by the Receivable in whole or in part.

(g)	No Waiver. As of the Cut-Off Date, no provision of a Receivable has been waived.

(h)	No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the Cut-Off Date.

Schedule I-2	Schedule I to the Sale Agreement

(i)	Insurance. The Receivable requires the Obligor thereunder to insure the Financed Vehicle under a physical damage insurance policy.

(j)	No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(k)	Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, conveyance or pledge of such Receivable would be unlawful, void, or voidable. The Depositor has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(l)	Good Title. It is the intention of the Depositor that the sale, contribution, transfer, assignment and conveyance herein contemplated constitute an absolute sale, transfer, assignment and conveyance of the Receivables and that the Receivables not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. As of the Closing Date, no Receivable has been sold, transferred, assigned, conveyed or pledged to any Person other than pursuant to the Transaction Documents. As of the Closing Date, and immediately prior to the sale and transfer herein contemplated, the Depositor had good and marketable title to each Receivable free and clear of all Liens (except any Lien which will be released prior to the sale and transfer of such Receivable to the Issuer), and, immediately upon the sale and transfer thereof, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

(m)	Filings. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority, validly perfected ownership interest in the Receivables (other than the Related Security with respect thereto), to the extent that an ownership interest therein can be perfected by the filing of a financing statement, and to give the Indenture Trustee a first priority perfected security interest therein, will be made within ten days of the Closing Date.

(n)	Priority. As of the Cut-Off Date, the Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Transaction Documents. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor or the Issuer that include a description of collateral covering the Receivables other than any financing statement relating to security interests granted under the Transaction Documents or that have been terminated. This Agreement creates a valid and continuing security interest in the Receivable (other than the Related Security with respect thereto) in favor of the Issuer which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Issuer.

Schedule I-3	Schedule I to the Sale Agreement

(o)	Characterization of Receivables. Each Receivable constitutes either “tangible chattel paper,” an “account,” a “promissory note,” or a “payment intangible,” each as defined in the UCC.

(p)	One Original. With respect to any Receivable constituting electronic chattel paper, there is only one “authoritative copy” (as such term is used in Section 9-105 of the UCC) of the Receivable or with respect to any Receivable constituting tangible chattel paper for which an original executed copy exists, there is no more than one original executed copy of such Receivable and none of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than to a party to the Transaction Documents.

(q)	No Defenses. The Depositor has no knowledge either of any facts which would give rise to any right of rescission, set-off, counterclaim or defense, or of the same being asserted or threatened, with respect to any Receivable.

(r)	No Repossession. As of the Cut-Off Date, no Financed Vehicle shall have been repossessed.

Schedule I-4	Schedule I to the Sale Agreement

SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Depositor hereby represents, warrants and covenants to the Issuer as follows on the Closing Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Depositor.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” and “tangible chattel paper”), “accounts,” “instruments” or “general intangibles,” within the meaning of the applicable UCC.

3. Immediately prior to the sale, assignment and transfer thereof pursuant to this Agreement, to the best of the Depositor’s knowledge, each Receivable was secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the applicable Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the applicable Originator, as secured party.

Creation

4. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Depositor to the Issuer, the Depositor owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

5. The Originator has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments.

Perfection

6. The Depositor has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Depositor to the Issuer, and the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all UCC financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Issuer.”

Schedule II-1	Schedule II to the Sale Agreement

7. With respect to Receivables that constitute instruments or tangible chattel paper, either:

a.	all original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

b.	such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee as pledgee of the Issuer; or

c.	the Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee as pledgee of the Issuer.

Priority

8. The Depositor has not authorized the filing of, and is not aware of, any UCC financing statements against the Depositor that include a description of collateral covering the Receivables other than any UCC financing statement (i) relating to the conveyance of the Receivables by the Bank to the Depositor under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Depositor to the Issuer under the Sale Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

9. The Depositor is not aware of any material judgment, ERISA or tax lien filings against the Depositor.

10. Neither the Depositor nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11. None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

Schedule II-2	Schedule II to the Sale Agreement

No Waiver

13. The Depositor shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule II, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Schedule II-3	Schedule II to the Sale Agreement

SCHEDULE III

NOTICE ADDRESSES

In the case of the Servicer:

JPMorgan Chase Bank, National Association

270 Park Avenue, 10th Floor

New York, New York 10017

Attention: [            ]

Facsimile: [            ]

Email: [            ]

In the case of the Depositor:

Chase Auto Receivables LLC

c/o JPMorgan Chase Bank, National Association

900 Stewart Avenue

Garden City, New York 11530

Attention: [            ]

Facsimile: [            ]

Email: [            ]

In the case of the Indenture Trustee:

[            ]

[Address]

Attention: [            ]

Facsimile: [            ]

Email: [            ]

In the case of the Issuer and the Owner Trustee:

Chase Auto Owner Trust [            ]

[Owner Trustee]

[Address]

Attention: [            ]

Facsimile: [            ]

Email: [            ]

with a copy to:

JPMorgan Chase Bank, National Association

270 Park Avenue, 10th Floor

New York, New York 10017

Attention: [            ]

Facsimile: [            ]

Email: [            ]

In the case of the Rating Agencies:

[            ]

[Address]

Attention: [            ]

Facsimile: [            ]

Email: [            ]

[            ]

[Address]

Attention: [            ]

Facsimile: [            ]

Email: [            ]

Schedule III-1	Schedule III to the Sale Agreement

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“Accrued Class A Note Interest” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Accrued Interest for such Payment Date and any Class A Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and any Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Adjusted Pool Balance” means (a) as of the Closing Date, an amount equal to (x) the Net Pool Balance as of the Cut-Off Date minus (y) the Yield Supplement Overcollateralization Amount for the Closing Date and (b) for any Payment Date, an amount equal to (x) the Net Pool Balance at the end of the Collection Period preceding such Payment Date minus (y) the Yield Supplement Overcollateralization Amount for such Payment Date.

“Administration Agreement” means (i) the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time, or (ii) any substantially similar agreement with any successor Administrator appointed by the Issuer pursuant to the terms of the Administration Agreement.

“Administrator” means the Bank, or any successor Administrator under the Administration Agreement.

“Administrator Replacement Event” has the meaning set forth in Section 8(b) of the Administration Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person; provided, that a Person shall not be deemed to be an Affiliate of any specified Person solely because such other Person has the contractual right or obligation to manage such specified Person unless such other Person controls such specified Person through equity ownership or otherwise.

“Applicable Tax State” means, as of any date, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office, (b) a State in which the Owner Trustee maintains its principal executive offices, and (c) the State of New York.

Appendix A to the Sale Agreement

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) and the Servicer, any officer of the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) or the Servicer, as applicable, in matters relating to the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) or the Servicer, as applicable, and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period and (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable on such Payment Date.

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount by which the amounts required to be paid pursuant to clauses [first through seventh] of Section 4.4(a) of the Servicing Agreement exceeds the sum of Available Funds for such Payment Date.

“Bank” means JPMorgan Chase Bank, National Association, a national banking association.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of [90]

consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means each of the Depositor, the Issuer, any other trust created by the Depositor or any limited liability company or corporation wholly-owned by the Depositor.

“Benefit Plan Investor” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) a “plan” described by Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code or (iii) any entity deemed to hold the plan assets of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Ohio, New York, or in the state in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Certificate” means a certificate evidencing the beneficial interest of the Certificateholder in the Issuer, substantially in the form of Exhibit A to the Trust Agreement. For the avoidance of doubt, the references in the Transaction Documents to a “Certificate” or a “Certificateholder”, unless the context otherwise requires, shall be deemed to be references to “Certificates” or “Certificateholders” if more than one Certificate has been issued.

“Certificate Distribution Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Servicing Agreement.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate of Trust” means the certificate of trust for the Issuer filed by the Owner Trustee pursuant to the Statutory Trust Act.

“Certificate Paying Agent” has the meaning set forth in Section 3.7 of the Trust Agreement.

“Certificateholder” means initially, Chase Auto Receivables LLC, and any other Holder of a Certificate.

“Chase Parties” means, collectively, the Bank, the Depositor and the Issuer.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

“Class A Noteholders” means, collectively, the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the sum of (i) the excess of (a) the Class A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (b) the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Payment Date, and (ii) interest on the amount of interest due but not paid to Noteholders of Class A Notes on such preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

“Class A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class on the Note Balance of the Notes of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring on [            ].

“Class A-1 Interest Rate” means [            ]% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period and a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of auto loan asset backed notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2 Final Scheduled Payment Date” means the Payment Date occurring on [            ].

“Class A-2 Interest Rate” means [    ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2 Note Balance” means, at any time, the Initial Class A-2 Note Balance reduced by all payments of principal made prior to such time on the Class A-2 Notes.

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.

“Class A-2 Notes” means the Class of auto loan asset backed notes designated as Class A-2 Notes, issued in accordance with the Indenture.

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring on [            ].

“Class A-3 Interest Rate” means [    ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class of auto loan asset backed notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring on [            ].

“Class A-4 Interest Rate” means [            ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class of auto loan asset backed notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Class B Final Scheduled Payment Date” means the Payment Date occurring on [            ].

“Class B Interest Rate” means [    ]% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the sum of (i) the excess of (a) the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (b) the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, and (ii) interest on the amount of interest due but not paid to Noteholders of Class B Notes on such preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date.

“Class B Notes” means the Class of auto loan asset backed notes designated as Class B Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [            ].

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means the trust account established and maintained pursuant to Section 4.1 of the Servicing Agreement.

“Collection Period” means, with respect to the first Payment Date, the period from and including the close of business on the Cut-Off Date to and including [            ], 20[    ] and, with respect to each subsequent Payment Date, the calendar month preceding such Payment Date. As used herein, the “related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which precedes such Payment Date.

“Collections” means, with respect to any Receivable and to the extent received by the Servicer after the Cut-Off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) any full or partial prepayment of such Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the Servicer which, in accordance with the Customary Servicing Practices, would customarily be applied to the payment of accrued interest or to reduce the Outstanding Principal Balance of such Receivable; provided, however, that the term “Collections” in no event will include (1) for any Payment Date, any amounts in respect of any Receivable the Repurchase Price of which has been included in the Available Funds on such Payment Date or a prior Payment Date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract that was not financed by such Receivable.

“Commission” means the U.S. Securities and Exchange Commission.

“Contract Rate” means, with respect to a Receivable, the rate per annum at which interest accrues under the motor vehicle retail installment sales contract and/or direct loan evidencing such Receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the related Contract.

“Controlling Class” shall mean, subject to the proviso contained in the last paragraph of the definition of “Outstanding”, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding (excluding, in each case, Notes held by the Depositor or any of its Affiliates unless all of the Notes are then owned by the Depositor or its Affiliates).

“Controlling Person” shall mean a Person, other than a Benefit Plan, that has discretionary authority or control with respect to the assets of the Issuer or who provides investment advice for a direct or indirect fee with respect to those assets, or any Affiliate of such Person.

“Corporate Trust Office” means:

(a) as used with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at [            ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Depositor, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Depositor, the Servicer and the Issuer); and

(b) as used with respect to the Owner Trustee, the corporate trust office of the Owner Trustee, [            ] or at such other address as the Owner Trustee may designate by notice to the Certificateholder, the Depositor and the Administrator, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder, the Depositor and the Administrator).

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself or others, as such practices may be changed from time to time, it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices”.

“Cut-Off Date” means [            ].

“Dealer” means a motor vehicle dealership.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means [any Receivable (i) that the Servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month] [a Receivable which the Servicer has charged-off to zero in accordance with its Customary Servicing Practices; provided that a Receivable shall become a Defaulted Receivable during the calendar month in which more than 10% of any scheduled payment becomes 240 days delinquent, regardless of whether the Servicer has charged-off such Receivable to zero]. The Outstanding Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to (I) bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(B)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means Chase Auto Receivables LLC, a Delaware limited liability company.

“Determination Date” means the second Business Day preceding the related Payment Date.

“Dollar” and “$” mean lawful currency of the United States of America.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which at all times has either (i) a long-term senior unsecured debt rating of “[•]” or better by [•] and “[•]” or better by [•], (ii) a certificate of deposit rating of “[•]” by [•] and “[•]” by [•] or (iii) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (b) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)).

“Eligible Receivable” means a Receivable meeting all of the criteria set forth on Schedule I of each of the Purchase Agreement and the Sale Agreement as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any successor law thereto, and the regulations promulgated and rulings issued thereunder.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Depositor with respect to the Issuer under the Exchange Act.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor provisions that are substantially similar), any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“FDIC” means the Federal Deposit Insurance Corporation or any successor agency.

“FDIC Rule” means 12 C.F.R. §360.6, as such may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date and (v) the Class B Notes, the Class B Final Scheduled Payment Date.

“Financed Vehicle” means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“First Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Note Balance of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over (b) the Adjusted Pool Balance as of the end of the related Collection Period; provided, however, that the “First Allocation of Principal” shall not exceed the Note Balance of the Class A Notes; provided, further, that the “First Allocation of Principal” for any Payment Date on and after the Final Scheduled Payment Date for any Class of Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of that Class of Class A Notes to zero.

“Force Majeure” means any delay caused by reason of an act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank of New York wire or facsimile or other wire or communication facility.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means [            ] not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Class A-1 Note Balance” means $[            ].

“Initial Class A-2 Note Balance” means $[            ].

“Initial Class A-3 Note Balance” means $[            ].

“Initial Class A-4 Note Balance” means $[            ].

“Initial Class B Note Balance” means $[            ].

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance or the Initial Class B Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $[            ].

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle, and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Receivable.

“Interest Period” means, with respect to any Payment Date, [(a) with respect to the Class A-1 Notes, from and including the most recent Payment Date (or the Closing Date in the case of the first Payment Date) to but excluding such Payment Date based on the actual number of days elapsed and a 360-day year and (b) for each other Class of Notes,] from and including the [15th] day of the calendar month preceding such Payment Date (or the Closing Date in the case of the first Payment Date) to but excluding the [15th] day of the calendar month in which such Payment Date occurs based on a 360-day year of twelve 30-day months.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2 Notes, the Class A-2 Interest Rate, (c) with respect to the Class A-3 Notes, the Class A-3 Interest Rate, (d) with respect to the Class A-4 Notes, the Class A-4 Interest Rate or (e) with respect to the Class B Notes, the Class B Interest Rate.

“Issuer” means Chase Auto Owner Trust [             ], a Delaware statutory trust established pursuant to the Trust Agreement and the filing of the Certificate of Trust, until a successor replaces it and, thereafter, means such successor.

“Issuer Documents” has the meaning set forth in recitals to the Administration Agreement.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Depositor, the Bank, the Servicer, the Indenture Trustee, the Owner Trustee, any underwriter of the Notes and any other material transaction party identified by the Depositor or the Bank to the Indenture Trustee and the Owner Trustee in writing.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Liquidation Proceeds” means, with respect to any Receivable, (a) insurance proceeds received by the Servicer with respect to the Insurance Policies, (b) amounts received by the Servicer in connection with such Receivable, (c) amounts received pursuant to the exercise of rights under such Receivable and (d) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle, a deficiency balance recovered from the Obligor after the charge-off of such Receivable or as a result of any recourse against the related Dealer, if any) on such Receivable other than any monthly payments by or on behalf of the Obligor thereunder or any full or partial prepayment of such Receivable, in the case of each of the foregoing clauses (a) through (d), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related Financed Vehicle) incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor; provided, however, that the Repurchase Price for any Receivable shall not constitute “Liquidation Proceeds”.

[”Monthly Remittance Condition” has the meaning set forth in Section 4.2 of the Servicing Agreement.]

“Net Pool Balance” means, as of any date, the aggregate Outstanding Principal Balance of all Receivables (other than Defaulted Receivables) of the Issuer on such date.

“Note” means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note or Class B Note, in each case substantially in the form of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance or the Class B Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Depository Agreement” means the agreement, dated as of the Closing Date, between the Issuer and DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as the context requires, all of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders and the Class B Noteholders, or any of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders or the Class B Noteholders, or any of the foregoing.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Depositor or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Depositor or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Depositor or the Administrator, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 7.1 of the Servicing Agreement.

“Optional Purchase Date” has the meaning set forth in Section 7.1 of the Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 7.1 of the Servicing Agreement.

“Originator” means, with respect to any Receivable, the Bank or an Affiliate of the Bank.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Depositor to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether Noteholders holding the requisite aggregate principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Depositor, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the

Issuer, the Depositor, the Servicer, the Administrator or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Depositor, the Servicer, the Administrator or any of their respective Affiliates.

“Outstanding Principal Balance” means, with respect to any Receivable as of any date, the outstanding principal balance of such Receivable calculated in accordance with the Customary Servicing Practices.

“Owner Trustee” means [                ], a Delaware corporation with trust powers, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the date on which the Issuer will pay interest and principal on the Notes, which will be the [15]th day of each calendar month or, if any such day is not a Business Day, the next Business Day, commencing on [            ], 20[    ]. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” means the failure of the Issuer to make a payment of interest or principal on the Notes when due and payable.

“Permitted Investments” means

(a)	evidences of indebtedness, maturing within thirty (30) days after the date of the debt thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA,

(b)	demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from [[•] of at least [•] and from [•] of [•]],

(c)	money market funds (i) rated not lower than the highest rating category from [[•] and “[•]” or “[•]” from [•]] or (ii) which are otherwise acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee, or

(d)	commercial paper (including commercial paper of any Affiliate of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) rated, at the time of the investment or contractual commitment to invest therein, at least [”[•]” (or the equivalent) by [•] and at least “[•]” (or the equivalent) by [•]].

“Permitted Liens” means (a) the interest of the parties under the Transaction Documents, (b) any liens for taxes not due and payable or the amount of which is being contested in good faith by appropriate proceedings and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning specified in the definition of “Delivery” above.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Distribution Account” means the account by that name established and maintained pursuant to Section 4.1 of the Servicing Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the prospectus, dated [            ], with respect to the Notes.

“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between the Bank and the Depositor, as amended, modified or supplemented from time to time.

“Purchased Assets” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rating Agency” means either or each of [[•] and [•]], as indicated by the context.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten (10) Business Days (or such shorter period as is practicable or acceptable to each Rating Agency) prior notice thereof and within ten (10) Business Days of each Rating Agency’s receipt of such notice (or such shorter period as is practicable or acceptable to each Rating Agency) such Rating Agency shall not have notified the Depositor, the Servicer, the Issuer or the Indenture Trustee in writing that such action will result in a downgrade, qualification or withdrawal of the then current rating of the Notes.

“Realized Losses” shall mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of the Outstanding Principal Balance of each such Receivable over Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

“Receivable” means any motor vehicle retail installment sales contract and/or direct loan with respect to a new or used automobile or light-duty truck which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the lien of the Indenture.

“Receivable Files” has the meaning set forth in Section 2.1 of the Servicing Agreement.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or, with respect to any Redemption Date, the date specified in the notice delivered to Noteholders pursuant to Section 10.2 of the Indenture.

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor.

“Recoveries” shall mean, with respect to any Collection Period, all amounts received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) the unpaid Note Balance to be redeemed plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Allocation of Principal” means, for any Payment Date, an amount, not less than zero, equal to the excess, if any, of (i) the sum of the Note Balance of the Class A Notes and the Class B Notes minus the First Allocation of Principal and the Second Allocation of Principal for such Payment Date over (ii) (a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be, provided in writing by the Commission or its staff from time to time.

“Related Security” means, for any Receivable, (i) the security interest in the related Financed Vehicle, (ii) any proceeds from claims on any Insurance Policy (if such Receivable became a Defaulted Receivable after the Cut-Off Date), (iii) any other property securing the Receivables, (iv) all rights of the related Originator against the related Dealer and (v) all proceeds of the foregoing.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuer, the Notes, the Receivables or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Replacement Event;

(d) an Event of Default;

(e) the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee;

(f) with respect to the Indenture Trustee only, a required distribution to holders of the Notes is not made as of the required Payment Date under the Indenture.

“Repurchase Price” means, with respect to any Repurchased Receivable, an amount equal to the Outstanding Principal Balance of such Receivable (calculated without giving effect to the second sentence of the definition of “Defaulted Receivable”) plus any unpaid accrued interest related to such Receivable accrued to and including the last day of the Collection Period preceding the date that such Repurchased Receivable was purchased by the Bank, the Servicer or the Depositor, as applicable.

“Repurchased Receivable” means a Receivable purchased by the Bank pursuant to Section 3.3 of the Purchase Agreement, by the Servicer pursuant to Section 3.6 of the Servicing Agreement or by the Depositor pursuant to Section 3.3 of the Sale Agreement.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Servicing Agreement.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, or (b) the amount on deposit in the Reserve Account on such Payment Date. In addition, if the sum of the amount in the Reserve Account and the amount of remaining Available Funds after payment of the amounts set forth in clauses [first through seventh] of Section 4.4(a) of the Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the outstanding Classes of Notes, then the Reserve Account Draw Amount for such Payment Date will, if so specified by the Servicer in the Servicer’s Certificate, include all amounts on deposit in the Reserve Account.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on such Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to such Payment Date, over (b) the Specified Reserve Account Balance with respect to such Payment Date.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee, including any Managing Director, Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or Associate, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Issuer, and (c) with respect to the

Servicer, Depositor or Administrator, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the President, Treasurer or Secretary or any Vice President, Controller, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale Agreement” means the Sale Agreement, dated as of the Closing Date, between the Depositor and the Issuer, as the same may be amended, modified or supplemented from time to time.

“Sarbanes Certification” has the meaning set forth in Section 8.18(b)(iii) of the Servicing Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

“Schedule of Receivables” means the schedule of Receivables transferred to the Issuer on the Closing Date.

“Second Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the sum of the Note Balance of the Class A Notes and the Class B Notes minus the First Allocation of Principal for such Payment Date, over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that the Second Allocation of Principal for any Payment Date on and after the Final Scheduled Payment Date for the Class A Notes or the Class B Notes shall not be less than the amount that is necessary to reduce the Class A Note Balance or the Class B Note Balance, as applicable, to zero (after the application of the First Allocation of Principal).

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means the Bank, initially, and any successor Servicer or replacement Servicer appointed pursuant to the Servicing Agreement.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for ten business days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes, voting together as a single Class;

(b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement (other than Section 3.13 thereof), which failure materially and adversely affects the rights of the Issuer or the

Noteholders, and which continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes, voting together as a single Class (it being understood that no Servicer Replacement Event will result from a breach by the Servicer of any covenant if remedied through the purchase by the Servicer of the affected Receivable is pursuant to Section 3.3 of the Sale Agreement or Section 3.6 of the Servicing Agreement);

(c) any representation or warranty of the Servicer made in any Transaction Document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the Servicing Agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which failure continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes, voting together as a single Class (it being understood that any repurchase of a Receivable by the Bank pursuant to Section 3.3 of the Purchase Agreement, by the Depositor pursuant to Section 3.3 of the Sale Agreement or by the Servicer pursuant to Section 3.6 of the Servicing Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable); or

(d) the Servicer suffers a Bankruptcy Event;

provided, however, that a delay or failure of performance referred to under clauses (a), (b) or (c) above for a period of 150 days will not constitute a Servicer Replacement Event if such delay or failure was caused by Force Majeure or other similar occurrence. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a), (b) or (c) above has occurred.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a), (b) or (c) above has occurred.

“Servicer’s Certificate” means the certificate delivered pursuant to Section 3.8 of the Servicing Agreement.

“Servicing Agreement” means (i) the Servicing Agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time, or (ii) any substantially similar agreement with any successor Servicer or replacement Servicer appointed by the Issuer pursuant to the terms of the Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth (or, in the case of the first Payment Date, a fraction, the numerator of which is the number of days from but not including the Cut-Off Date to and including the last day of the first Collection Period and the denominator of which is 360), (B) the Servicing Fee Rate and (C) the Net Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-Off Date).

“Servicing Fee Rate” means 1.00% per annum.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

“Specified Reserve Account Balance” means, as of the Closing Date, $[            ], and for any Payment Date, the lesser of $[            ] and the aggregate outstanding principal balance of the Notes after giving effect to all payments of principal on such Payment Date.

“Sponsor” means JPMorgan Chase Bank, National Association, a national banking association.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with Section 5.5 of the Servicing Agreement.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Target Overcollateralization Amount” means, with respect to any Payment Date, the greater of (i) [    ]% of the Adjusted Pool Balance on such Payment Date and (ii) [    ]% of the Adjusted Pool Balance as of the Cut-Off Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on any Payment Date.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Transaction Documents” means the Indenture, the Notes, the Note Depository Agreement, the Sale Agreement, the Servicing Agreement, the Purchase Agreement, the Administration Agreement and the Trust Agreement, as the same may be amended or modified from time to time.

“Transferred Assets” means (a) the Purchased Assets, (b) all of the Depositor’s rights under the Purchase Agreement and (c) all proceeds of the foregoing.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning set forth in Section 4.1 of the Servicing Agreement.

“Trust Agreement” means the Trust Agreement, dated as of [            ] as amended and restated by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale Agreement, the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) the Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts (other than the Certificate Distribution Account) established pursuant to the Indenture or Sale Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein), (iv) the rights of the Depositor, as buyer, under the Purchase Agreement, (v) the rights of the Issuer under the Sale Agreement and the Administration Agreement and (vi) all proceeds of the foregoing.

“U.S. Tax Person” means a Person that is a “U.S. person” as defined in Section 7701(a)(30) of the Code, generally including:

(a) a citizen or resident of the United States;

(b) a corporation or partnership organized in or under the laws of the United States, any State or the District of Columbia;

(c) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

(d) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or a trust that has properly elected to be treated as a U.S. Person.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriting Agreement” means the Underwriting Agreement, dated as of [            ] between J.P. Morgan Securities LLC, on behalf of itself and as a representative of the several underwriters named therein, the Bank and the Depositor.

“United States” or “USA” or “U.S.” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

“Yield Supplement Overcollateralization Amount” means, with respect to any Payment Date, the dollar amount set forth next to such Payment Date on Schedule X hereto.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

SCHEDULE X

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$	[	]